Exhibit 99.1
FOR IMMEDIATE RELEASE:October 4, 2010

Investor Relations:	Joseph Cormier	Media Contact:	Lauren Peduzzi
	t: +1.703.883.2771		t : +1 703.738.2861
	e: investors@gtec-inc.com		e : media@gtec-inc.com
GTEC Completes the Acquisition of Zytel Corporation
Adds new Intelligence Community customer base with strong
cyber and intelligence capabilities
Zytel to become the Cyber Solutions business of GTEC
MCLEAN, Va., October 4, 2010 — Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government, today announced that it completed the acquisition of Zytel Corporation (Zytel) on October 1, 2010 for $26.8 million in cash and funded the transaction with its senior revolving credit facility. Zytel, which will become GTEC Cyber Solutions, delivers Cyber Security & mission systems in support of the critical intelligence, counterterrorism, and cyber warfare missions of its national security clients.
The company, based in the Ft. Meade area, is an industry leader in the design, development and deployment of next generation, net-centric mission solutions that collect, protect, and analyze vital information in cyberspace, leveraging its core competencies in systems engineering and architecture, software development and intelligence analysis.
John Hillen, GTEC’s President & CEO, stated, “This business combination fulfills a key element of our strategy to grow GTEC’s market presence by acquiring companies that either bring more depth to what we do today or provide complementary solutions. We are pleased to expand GTEC’s capabilities in the critical cyber intelligence and cyber warfare areas and we look forward to leveraging the full breadth of our experience and expertise to support the cyber security efforts of our national security customers.”
Zytel has strong operating margins and expects to generate approximately $20 million in revenue in 2010 with continued rapid growth in 2011. The deal is expected to be immediately accretive to GTEC’s diluted earnings per share and GTEC will update its guidance to include the addition of Zytel on its third quarter 2010 conference call in early November.
About Global Defense Technology & Systems, Inc.
Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical, technology-based systems, solutions, and services for national security agencies and programs of the U.S. government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about Global Defense Technology & Systems at www.gtec-inc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements, including, but limited to the following: the uncertainty of the timing of regulatory review of the transaction, financing risks, such as increases in interest rates and restrictions imposed by our credit agreement, risks concerning the future financial performance of the acquired company, failure to successfully integrate the acquired company into our operations or to realize any benefit from the acquisition, and our dependence on contracts with federal government agencies for substantially all of our revenue. These and other risk factors are discussed in Global Defense Technology & System Inc.’s (GTEC) Annual Report on Form 10-K, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.